CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Day Hagan Smart Buffer ETF, a series of Strategy Shares, under the heading “Other Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 12, 2025